N-SAR FILING
                      THRIVENT DIVERSIFIED INCOME PLUS FUND
                        THRIVENT EQUITY INCOME PLUS FUND
                      THRIVENT REAL ESTATE SECURITIES FUND

                            Affiliated Underwritings
                  For 12-month period ending December 31, 2009



-----------------------------------------------------------------------------------------------------------------------------
                                         144A                Par/     Issuer                       Participating  Selling
Fund     Trade Date    CUSIP   Issuer    Security   Price    Amount   Size     Percent   Broker    Underwriters   Concession
-----------------------------------------------------------------------------------------------------------------------------
None
-----------------------------------------------------------------------------------------------------------------------------